BLUME & ASSOCIATES, P.C.
                    A PROFESSIONAL CORPORATION

                         Attorneys At Law
                   11801 North Tatum Boulevard
                            Suite 108
                   Phoenix, Arizona  85028-1612

                     Telephone (602) 494-7976
                     Facsimile (602) 494-7313
                    Web Site: www.blumepc.com
Gary R. Blume*                                                Steven M. Brechner
gblume@blumepc.com                                            sbrech@blumepc.com
*Also licensed in Minnesota                                      Suzanne R. Cobb
                                                               scobb@blumepc.com
                                        May 21, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Reference:     Amendment Number 2 to Registration Statement on Form SB-2

Gentlemen:

     As counsel for MedCare Technologies, Inc., we hereby consent to the incorporation as exhibits to this Form SB-2 Statement of our opinion relating to the Preferred Stock offering and of our opinion regarding the securities registered for resale in the Form SB-2 by MedCare Technologies, Inc. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                         Sincerely,

                         BLUME & ASSOCIATES, P.C.


                         /s/ Gary R. Blume
                         Gary R. Blume
                         Attorney at Law
Enclosures
GRB/lvd